THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS WARRANT HAS BECOME EFFECTIVE OR UNLESS THE HOLDER ESTABLISHES TO THE SATISFACTION OF THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SECOND SIGHT MEDICAL PRODUCTS, INC.

WARRANT TO PURCHASE COMMON STOCK

NAME OF ISSUEE/HOLDER: ___________________________________________

DATE OF ISSUANCE: ______________, 201___

EXPIRATION DATE: __________________, or earlier as provided herein.

NUMBER OF COMMON SHARES THAT MAY BE PURCHASED (the “Allotment

Amount”): ________________

EXERCISE PRICE: Five Dollars ($5.00) per share

TERMS AND CONDITIONS OF WARRANT

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:

1.          Right to Purchase Shares. This certifies that the Holder identified above (the “Holder”) is entitled to subscribe for, and purchase from Second Sight Medical Products, Inc. (the “Company”), upon the terms and conditions set forth herein, at any time prior to the Expiration Date set forth above (the “Expiration Date”), up to the number of shares of common stock of the Company (“Shares”) set forth above (the “Allotment Amount”) for the purchase/exercise price (the “Exercise Price”) per Share set forth above.

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2.          Association with 2013 Convertible Note. This Warrant is being issued in conjunction with, and as consideration in part for, the purchase by the Holder of a 2013 Convertible Promissory Note (the “Note”) being issued by the Company to Holder on even date herewith. In that regard, the Allotment Amount has been calculated to equal the product of (a) twenty percent (20%) multiplied by (b) the face amount of the Note divided by Five Dollars ($5). It is expressly understood that actual conversion of the Note into shares of the common stock of the Company by action of the Holder, the Company, or automatically, shall not be a condition to Holder’s ability to exercise Holder’s right to purchase all or any portion of the Holder’s Allotment Amount from the Company under this Warrant.

3.          Adjustment to Exercise Price. The Exercise Price shall be adjusted pursuant to paragraph 9., hereof, to appropriately reflect any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization, or other like change with respect to the common stock of the Company occurring after the date hereof and before the exercise of the Warrant.

4.          Exercise of Warrant. This Warrant may be exercised by Holder, in whole or in part, at any time after the date hereof and, except as provided in paragraph 11, hereof, continuing until 5:00 p.m. Pacific Standard Time on the close of business on the Expiration Date or if the Expiration Date shall fall on a weekend or holiday, then as provided in paragraph 8., hereof. To effectuate the exercise of this Warrant, the Holder shall deliver and surrender to the Company the original of this Warrant, along with a written notice in the form annexed hereto as Exhibit “A”, duly signed by the Holder, along with a check made payable to the Company in immediately available funds for the full purchase price of that portion of, or all of, the Allotment Amount being purchased. Within ten (10) of the Company’s receipt of all of the foregoing, or if later upon confirmation that any check delivered to the Company for the shares being purchased has cleared and been fully honored, the Company shall cancel this Warrant and deliver to the Holder a stock certificate in the name of the Holder as record owner for the number of shares so purchased. In the event that the Warrant is being exercised for less than the remaining outstanding Allotment Amount and the Expiration Date has not yet occurred, the Company shall not cancel the Warrant but shall instead indicate and certify thereon that a partial exercise of the Warrant has occurred, stipulate the remaining unexercised portion of the Allotment Amount, and then return the Warrant, as so modified, to the Holder.

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The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issuance thereof.

5.          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current fair market value (determined in accordance with Section 2(b)(i)) of a Share shall be paid in cash to the Holder.

6.          Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder; provided, however, that in no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

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7.          No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

8.          Saturday, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9.          Adjustments. Subject to paragraph 11., hereof, the Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 9.

(a)          Reclassification, etc. If the Company, at any time, while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(b)           Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

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(c)          Adjustment for Capital Reorganization, Merger or Consolidation. If at any time while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be a reorganization (other than a combination, reclassification or subdivision of shares as otherwise provided for herein) involving the Company (a “Reorganization Event”), then this Warrant shall cease to represent the right to receive any of the securities as to which purchase rights under this Warrant exist and shall automatically represent the right to receive upon the exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property offered to the Company’s holders of securities as to which purchase rights under this warrant exist in connection with such Reorganization Event that a holder of such securities deliverable upon exercise of this Warrant would have been entitled to receive in such Reorganization Event if this warrant had been exercised immediately before such Reorganization Event, subject to further adjustment as provided in this Section 9. The foregoing provisions of this Section 9(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales, and transfers to the extent that this Warrant is assigned to or assumed by an successor corporation or entity, whether by operation of law or otherwise, and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for shares of Warrant Stock in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

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(d)          Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

10.         Notices For Action. In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company, or (iv) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date therein specified for action to be taken by the Holder to the address specified by the Holder.

11.          Omitted.

12.         Miscellaneous.

(a)          Restrictions on Transfer. This Warrant and all rights hereunder shall not be assignable, conveyable or transferable, without the prior written consent of the Company; provided, however, that the foregoing restrictions shall not apply to any assignment, conveyance or transfer of this Warrant and all rights hereunder (i) to a partner or retired partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, or (ii) to a family member of the Holder or a trust for the benefit of the holder or a family member of the Holder if the Holder is an individual, or (iiii) by will or the laws of descent and distribution upon the death of the Holder if the Holder is an individual, provided, in each case, that (A) such assignment, conveyance or transfer is made in compliance with all applicable securities laws and (B) the Holder notifies the Company of such assignment, conveyance or transfer. Any attempted transfer, assignment, or other conveyance of this Warrant not in compliance with this subparagraph (a) shall be null and void and of no force or effect.

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(b)          Amendment and Waivers. No amendment or waiver of any provision of this Warrant, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)          Loss, Theft, Destruction or Mutilation of Warrant. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

(d)          Successors and Assigns. Subject to Section 11(a) above, the rights and obligations of the Company and the Holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)          Governing Law. This Warrant shall be governed in all respects by the laws of the State of California, without regard to its principles of conflicts of law.

(f)          Subscription Agreement. This Warrant is issued pursuant and subject, to all of the terms, conditions, representations, and disclosures set forth in the Statement of Investor Suitability and Subscription Agreement for 2013 Convertible Notes and Warrants (the “Subscription Agreement”), the Notice to Shareholders, and Notice to Interested Parties, all issued in January of 2013.

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(g)          Notices. Any Notice and other communications required or permitted hereunder shall be in writing and shall be mailed by (a) registered or certified mail, postage prepaid, (b) overnight delivery by commercial carrier, by facsimile or electronic mail or otherwise, delivered by hand or by messenger, addressed to the parties at their respective addresses which, in the case of the Holder, shall, unless otherwise indicated in writing, be that address specified in the Holder’s Subscription Agreement duly executed by the Holder to subscribe for this Warrant. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, on the third day following deposit in the United States mail, or if sent by facsimile or electronically, upon electronic confirmation.

Robert Greenberg
President

Holder

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